UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2025
VISA INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999
San Francisco,
California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	V	New York Stock Exchange
1.500% Senior Notes due 2026	V26	New York Stock Exchange
2.250% Senior Notes due 2028	V28	New York Stock Exchange
2.000% Senior Notes due 2029	V29	New York Stock Exchange
3.125% Senior Notes due 2033	V33	New York Stock Exchange
2.375% Senior Notes due 2034	V34	New York Stock Exchange
3.500% Senior Notes due 2037	V37	New York Stock Exchange
3.875% Senior Notes due 2044	V44	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Visa Inc. (the “Company”) amended the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”), effective July 22, 2025. The amendments implement a cure process for certain deficiencies in director nomination notices submitted by shareholders. For nomination notices received by the Company within the time periods specified in the Bylaws, the Company will notify shareholders of certain deficiencies in the notice and there will be an opportunity to cure such deficiencies within the relevant time period specified.

The foregoing description of the amendments is qualified in its entirety by reference to the Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Visa Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date:	July 23, 2025	By:	/s/ Kelly Mahon Tullier
Kelly Mahon Tullier, Vice Chair, Chief People and Corporate Affairs Officer and Corporate Secretary